News Release

Release Date:     Friday, January 30, 2015

Release Time: At Market Close

Contact:     Eric E. Stickels, President & COO

Phone:     (315) 366-3702

Oneida Financial Corp. Reports 2014 Fourth Quarter and Full Year Operating Results (unaudited)

Oneida, NY, January 30, 2015 - Oneida Financial Corp. (NASDAQ Global: ONFC), the parent company of The Oneida Savings Bank, has announced fourth quarter operating results. Net income for the three months ended December 31, 2014 was $294,000 or $0.04 diluted earnings per share, compared to $1.6 million or $0.23 diluted earnings per share, for the three months ended December 31, 2013. The decrease in net income during the respective fourth quarter periods is the result of recording a non-cash pension expense of $1.7 million recognized in connection with the Bank’s termination and full distribution of a defined benefit pension plan originally frozen in 2004. Also contributing to the decrease in net income was a decrease in the fair value of our equity investments during the current quarter. Partially offsetting the decreases was an increase in net interest income after provision for loan losses, an increase in net investment gains, an increase in non-interest income, and the recognition of an income tax benefit.
Net income for the full year ended December 31, 2014 was $5.1 million or $0.73 diluted earnings per share, as compared with $6.1 million or $0.87 diluted earnings per share for the same period in 2013. The decrease in net income during the full year ended December 31, 2014 as compared with the same period last year was also primarily the result of recording a non-cash pension expense of $1.7 million recognized in connection with the Bank’s termination and full distribution of a defined benefit pension plan originally frozen in 2004. At plan termination, the defined benefit plan had $4.2 million in plan assets used to substantially satisfy $4.3 million in plan obligations. The termination of the plan eliminated the $1.7 million net actuarial loss previously recognized as a component of equity and also eliminates the annual amortization of that pension obligation in future periods.
Key balance sheet changes at December 31, 2014

•
The Bank is categorized as well capitalized at December 31, 2014 with a Tier 1 leverage ratio of 9.36% and a total risk-based capital ratio of 16.54%. The Company’s average equity ratio as a percent of average assets was 12.05% at December 31, 2014 compared to 12.04% at December 31, 2013.

•
Deposit accounts were at a record level of $689.2 million at December 31, 2014; an increase of $51.9 million from December 31, 2013. The increase in total deposits from December 31, 2013, represents an increase of $26.8 million in retail deposits and an increase of $25.1 million in municipal deposits over the past twelve months. The increase in municipal deposits is related to a continuing trend of local towns, villages, cities and school districts seeking a locally-based financial institution partner. The increase in deposits was invested in securities and loans receivable.

•
Net loans receivable were at a record level of $367.9 million at December 31, 2014 compared to $335.7 million at December 31, 2013. The increase in net loan balances over the past twelve months reflect the Company’s continued loan origination efforts partially offset by loan sales activity. The Company has sold $7.2 million in fixed rate residential loans, which represents the majority of the Company’s fixed-rate residential loan origination volume with terms exceeding 15 years, during the trailing twelve months ended December 31, 2014.

•	Investment and mortgage-backed securities totaled $305.7 million at December 31, 2014, an increase of $37.7 million from December 31, 2013. The increase in investment and mortgage-

backed securities is primarily the result of the increase in pledged collateral needed to support the increase in municipal deposit activities.

•	The Company had no borrowings outstanding at December 31, 2014 as compared with $1.0 million in borrowings at December 31, 2013.

•
Total equity at December 31, 2014 was $95.8 million; an increase of $5.2 million from December 31, 2013. The change in total equity is the result of the contribution of net earnings combined with valuation adjustments made for the Company’s available for sale investment and mortgage-backed securities given the decrease in market interest rates over the trailing twelve months, partially offset by the declaration of cash dividends during the trailing twelve month period.

Key operating items for fourth quarter 2014 include:

•
Net interest income was $5.1 million for the three months ended December 31, 2014; a decrease of $14,000 as compared with the three months ended December 31, 2013. Net interest margin was 2.95% for the fourth quarter of 2014 compared to 3.14% for the fourth quarter of 2013.

•
Non-interest income was $8.2 million for the three months ended December 31, 2014 compared to $7.6 million for the three months ended December 31, 2013. This increase is primarily the result of an increase in revenue derived from the Company’s insurance and other non-banking operations of $539,000 to $6.9 million in the fourth quarter of 2014 compared to $6.3 million in the comparable 2013 period.

•	Net investment gains were $335,000 for the three months ended December 31, 2014 as compared with net investment losses of $58,000 for the three months ended December 31, 2013.

•
A decrease in the fair value recognized on trading (equity) securities of $479,000 was recognized for the three months ended December 31, 2014 compared to an increase in fair value of $684,000 for the three months ended December 31, 2013. The decrease in the fair value in the current quarter was due to a decrease in our Freddie Mac preferred stock.

•
Non-interest expense was $12.9 million for the three months ended December 31, 2014; an increase of $2.2 million as compared with the fourth quarter of 2013. This increase was primarily associated with the termination of the Bank’s defined benefit pension plan. Also contributing to the increase in non-interest expense is an increase in compensation expense related to the Company’s non-banking operations and consistent with non-interest income increases.

Michael R. Kallet, Chairman and Chief Executive Officer of Oneida Financial Corp., said, “Oneida Financial Corp. continues to demonstrate the shareholder value created through the execution of our diversified banking, insurance and financial services strategy.” Kallet continued, “Oneida Financial is pleased to report a record level of total assets, total loans, total deposits and total equity.” Kallet stated, “Our insurance and financial services subsidiaries continue to succeed throughout New York State and beyond with revenue growth of 10.2% for the full year.” Kallet continued, “Oneida Financial Corp. has continued its strong record of cash dividend payments to shareholders while the Company continues to invest and build its businesses for future success.” Kallet concluded, “Our investment advisory and financial services business was recently authorized to operate as an independent broker-dealer as Oneida Wealth Management, Inc. and our insurance related businesses were recently rebranded as OneGroup to reflect our unified approach to exceptional client service. This is one more example of a strong and vital financial institution, fully prepared to meet the economic challenges of the future.”

Net Interest Income and Margin
Fourth quarter 2014 compared with fourth quarter 2013
Net interest income was $5.1 million for the three months ended December 31, 2014; a decrease of $14,000 from the fourth quarter of 2013. The net interest margin was 2.95% for the fourth quarter of 2014, compared to 3.14% for the fourth quarter of 2013. The decrease in net interest margin is primarily the result of a decrease in the yield on interest-earning assets of 23 basis points to 3.32% partially offset by a decrease in the cost of interest-bearing liabilities of 5 basis points to 0.43%. The average balance of interest-bearing assets increased $41.0 million partially offset by an increase in average interest-bearing liabilities of $36.2 million.

Fourth quarter 2014 compared with linked quarter ended September 30, 2014
Net interest income for the three months ended December 31, 2014 increased $64,000 from the three months ended September 30, 2014. The increase in net interest income is primarily the result of an increase in average interest-earning assets of $24.2 million partially offset by an increase in interest-bearing liabilities of $23.7 million. This increase in net earning assets is partially offset by a decrease of 7 basis points in net interest margin.
Year-to-date comparison 2014 to 2013
Net interest income increased to $19.9 million for the full year ended December 31, 2014, as compared with $19.8 million for the same period in 2013. The increase in net interest income is primarily the result of an increase of $8.0 million in average net earning assets assets partially offset by decrease in net interest margin of 28 basis points to 2.95% for full year ended December 31, 2014 from 3.23% for the same period in 2013.
Provision for Loan Losses
Fourth quarter 2014 compared with fourth quarter 2013
During the fourth quarter of 2014, the Company made a provision for loan losses of $30,000 as compared with a provision for loan losses of $120,000 during the fourth quarter of 2013. Net charge-offs during the current quarter were $18,000 as compared with net charge-offs of $80,000 in the same period last year. The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions. Net loan charge-offs as a percentage of average loans were 0.01% for the fourth quarter of 2014. Non-performing loans as a percentage of total loans was 0.08% at December 31, 2014 as compared with 0.16% at December 31, 2013. The ratio of the allowance for loan losses to loans receivable was 0.95% at December 31, 2014 compared to 0.93% at December 31, 2013.
Fourth quarter 2014 compared with linked quarter ended September 30, 2014
The provision for loan losses totaled $30,000 during the fourth quarter of 2014 as compared with $270,000 in provision for loan losses incurred in the linked prior quarter. The increase in the provision for loan losses during the linked quarter reflected an increase in loan production during the period. Non-performing loans to total loans were 0.08% at December 31, 2014 as compared with 0.17% at September 30, 2014. The ratio of the allowance for loan losses to loans receivable was 0.95% at December 31, 2014 compared to 0.98% at September 30, 2014.
Year-to-date comparison 2014 to 2013
Provision for loan losses totaled $500,000 for the full year ended December 31, 2014 as compared with $500,000 in the same period of 2013.
Non-interest Income
Fourth quarter 2014 compared with fourth quarter 2013
Non-interest income totaled $8.2 million for the fourth quarter of 2014; an increase of $536,000 from $7.6 million in the fourth quarter of 2013. The increase was primarily due to an increase of $539,000 or 8.5% in commissions and fees on the sales of non-bank products through the Bank’s insurance and financial service subsidiaries.
Fourth quarter 2014 compared with linked quarter ended September 30, 2014
Non-interest income increased $605,000 from $7.6 million on a linked-quarter basis, reflecting an increase in commissions and fees on the sales of non-bank products of $500,000 in the fourth quarter of 2014 as compared with the third quarter of 2014. Other revenue from operations also increased $116,000 as compared with the prior quarter.
Year-to-date comparison 2014 to 2013
Non-interest income totaled $32.1 million for the full year ended December 31, 2014 as compared with $29.2 million in the same period of 2013; an increase of 9.9%. For the full year ended December 31, 2014 commissions and fees on the sales of non-bank products increased $2.5 million or 10.2% from the same period in 2013. Other revenue from operations increased $344,000 in the full year ended December 31, 2014 as compared with same period in 2013. Service charges on deposit accounts increased $32,000 for the full year ended December 31, 2014 as compared with the same period in 2013.
Net Investment Gains
Fourth quarter 2014 compared with fourth quarter 2013
Net investment gains of $335,000 were recorded in the fourth quarter of 2014 compared with net investment losses of $58,000 in the fourth quarter of 2013.
Fourth quarter 2014 compared with linked quarter ended September 30, 2014
During the linked quarter ended September 30, 2014, the Company realized net investment gains of $2.0 million as compared with net investment gains in the three months ended December 31, 2014 of $335,000. The Company’s two remaining trust preferred securities were sold in the third quarter of 2014 resulting in a gain on sale of $2.0 million. The investment gains recorded in the linked quarter in connection with the sale of trust preferred securities represents a recapture of impairment charges recognized in prior periods relating to that specific investment.
Year-to-date comparison 2014 to 2013
For the full year ended December 31, 2014 the Company has recorded net investment gains of $2.5 million as compared with net investment gains of $484,000 during the full year ended December 31, 2013. The sale of our remaining trust preferred securities in the third quarter of 2014 resulting in a gain on sale of $2.0 million compares with one trust preferred security sold during the second quarter of 2013 resulting in an investment gain of $208,000. The investment gains recorded in connection with the sale of trust preferred securities in both periods represents a recapture of impairment charges recognized in prior periods relating to that specific investment.
Change in the Fair Value of Investments
Fourth quarter 2014 compared with fourth quarter 2013
The Company has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement. For the three months ended December 31, 2014, the fair value of the Company’s trading securities decreased $479,000 as compared with an increase of $684,000 in the fourth quarter of 2013. The decrease in fair value was attributable to the decline in fair value of our Freddie Mac preferred stock due to the dismissal of one of many court cases brought by investors trying to receive past dividend payments.
Fourth quarter 2014 compared with linked quarter ended September 30, 2014
During the linked quarter ended September 30, 2014, the Company also recorded a negative non-cash adjustment of $1.5 million reflecting a decrease in fair value of the Company’s Freddie Mac preferred stock at the end of the third quarter of 2014 as compared with the fair value at the end of the second quarter of 2014.
Year-to-date comparison 2014 to 2013
For the full year ended December 31, 2014, the Company recorded a negative fair value adjustment of $1.2 million reflecting the decrease in fair value of the Freddie Mac preferred stock offset by an increase in the market value of the Bank’s other trading securities at December 31, 2014 as compared with year-end 2013. This compares with a net increase in the fair value for the same 2013 period of $1.9 million. The increase in market value of the Company’s trading securities in the full year ending December 31, 2013 was primarily attributable to an increase in the Freddie Mac preferred stock of $1.8 million during the full year ended 2013.
Non-interest Expense
Fourth quarter 2014 compared with fourth quarter 2013

Non-interest expense was $12.9 million for the three months ended December 31, 2014 as compared with $10.7 million during the fourth quarter of 2013. During the current period an increase in salaries and employee benefits expenses is primarily related to recording a non-cash pension expense of $1.7 million recognized in connection with the Bank’s termination and full distribution of a defined benefit pension plan originally frozen in 2004. At plan termination, the defined benefit plan had $4.2 million in plan assets used to substantially satisfy $4.3 million in plan obligations. The termination of the plan eliminated the $1.7 million net actuarial loss previously recognized as a component of equity and also eliminates the annual amortization of that pension obligation in future periods. In addition, the increase in salaries and employee benefits and other costs of operations is also related in part with the increase in sales of insurance and other non-banking products through our subsidiaries.
Fourth quarter 2014 compared with linked quarter ended September 30, 2014
Non-interest expense increased $1.9 million in the fourth quarter of 2014 as compared with the linked prior quarter. The increase in noninterest expense was primarily due to an increase in salaries and employee benefits expense in the fourth quarter of 2014 related to additional pension expense recognized during the fourth quarter of 2014 in relationship to the termination of the Company’s defined benefit pension plan. In addition, the increase in salaries and employee benefits and other costs of operations is also related in part with the increase in sales of insurance and other non-banking products through our subsidiaries.
Year-to-date comparison 2014 to 2013
Non-interest expense totaled $46.2 million for the full year ended December 31, 2014 as compared with $42.4 million in the same period of 2013. The increase in non-interest expense is primarily the result of an increase in salaries and employee benefit expense of $3.3 million, an increase of $153,000 in equipment and occupancy expense and an increase of $484,000 in other costs of operations as compared with the full year ended December 31, 2013. The increase in salaries and employee benefits is primarily the result of recording a non-cash pension expense of $1.7 million recognized in connection with the Bank’s termination and full distribution of a defined benefit pension plan originally frozen in 2004. In addition, increases in compensation and employee benefits combined with selling and operating expenses are associated with the increase in sales of insurance and other non-banking products through our subsidiaries.
Income Taxes
The Company’s recorded a tax benefit in the fourth quarter of 2014 in the amount of $132,000 as compared with a tax provision of $894,000 in the fourth quarter of 2013; this further compares with a tax provision of $365,000 recorded during the linked quarter ended September 30, 2014. The decrease in tax provision during the fourth quarter of 2014 is reflective of the overall tax rate to be recognized for the full year ended December 31, 2014. For the full year ended December 31, 2014 the Company’s effective tax rate was 22.2% as compared with an effective tax rate of 28.8% during the prior full year ended December 31, 2013. The decrease in the effective tax rate was due to changes in the bank’s tax exempt and tax preferred investment income and the overall tax rate in effect for the year. In addition, New York State comprehensive tax reform provisions are effective for 2015 which included apportionment and rate reductions. The projected post-2014 impact of the apportionment and rate reductions were applied to our deferred tax inventory.

About Oneida Financial Corp.
The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; OneGroup NY, Inc. (formerly Bailey & Haskell Associates, Inc.), an insurance, risk management and employee benefits company; and Oneida Wealth Management, Inc., a financial services and investment advisory firm. Oneida Savings Bank was established in 1866 and operates twelve banking offices in Madison and Oneida counties. For more information, visit the Company’s web site at www.oneidafinancial.com.
FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS
In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
All financial information provided at and for the quarter ended December 31, 2014 and all quarterly data is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts.

	At	At	At	At	At
Selected Financial Condition Data:	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands except per share data)	2014	2014	2014	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total assets	$798,169	$786,768	$777,838	$785,098	$742,484
Cash and cash equivalents	31,075	44,341	43,146	62,278	42,183
Loans receivable, net	367,859	355,685	343,951	338,985	335,701
Mortgage-backed securities	115,911	110,462	114,653	102,497	98,994
Investment securities	189,818	184,122	184,913	187,865	169,012
Trading securities	3,900	4,379	5,886	5,873	5,063
Goodwill and other intangibles	26,288	26,360	26,432	26,503	26,582
Interest bearing deposits	603,482	586,191	585,214	598,504	551,603
Non-interest bearing deposits	85,688	93,077	85,992	80,442	85,647
Borrowings	0	0	1,000	1,000	1,000
Total equity	95,773	94,857	94,733	93,061	90,644

Book value per share
(end of period)	$13.81	$13.70	$13.71	$13.52	$13.20
Tangible value per share
(end of period)	$10.02	$9.89	$9.89	$9.67	$9.33

	Quarter Ended		Year to Date
Selected Operating Data:	Dec 31,	Dec 31,	Dec 31,	Dec 31,
(in thousands except per share data)	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$ 3,811	$ 3,858	$ 14,928	$15,132
Interest and dividends
on investments	1,908	1,908	7,603	7,253
Interest on fed funds	9	7	25	18
Total interest income	5,728	5,773	22,556	22,403
Interest expense:
Interest on deposits	638	652	2,590	2,503
Interest on borrowings	1	18	44	100
Total interest expense	639	670	2,634	2,603
Net interest income	5,089	5,103	19,922	19,800
Provision for loan losses	30	120	500	500
Net interest income after
provision for loan losses	5,059	4,983	19,422	19,300
Net investment gains (losses)	335	(58)	2,451	484
Change in fair value of investments	(479)	684	(1,163)	1,935
Non-interest income:
Service charges on deposit accts	713	710	2,832	2,800
Commissions and fees on sales
of non-banking products	6,875	6,336	26,641	24,170
Other revenue from operations	575	581	2,581	2,237
Total non-interest income	8,163	7,627	32,054	29,207
Non-interest expense:
Salaries and employee benefits	8,952	7,014	30,816	27,503
Equipment and net occupancy	1,256	1,278	5,349	5,196
Intangible amortization	72	101	294	452
Other costs of operations	2,636	2,327	9,717	9,233
Total non-interest expense	12,916	10,720	46,176	42,384
Income before income taxes	162	2,516	6,588	8,542
Income tax (benefit) provision	(132)	894	1,460	2,456
Net income	$ 294	$ 1,622	$ 5,128	$ 6,086
Net income per common
share ( EPS - Basic )	$0.04	$0.23	$0.74	$0.88
Net income per common
share ( EPS - Diluted)	$0.04	$0.23	$0.73	$0.87
Cash dividends paid	$0.12	$0.12	$0.48	$0.48

	Fourth	Third	Second	First	Fourth
Selected Operating Data:	Quarter	Quarter	Quarter	Quarter	Quarter
(in thousands except per share data)	2014	2014	2014	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$ 3,811	$ 3,767	$ 3,693	$ 3,657	$ 3,858
Interest and dividends
on investments	1,908	1,909	2,012	1,774	1,908
Interest on fed funds	9	4	6	6	7
Total interest income	5,728	5,680	5,711	5,437	5,773
Interest expense:
Interest on deposits	638	645	672	635	652
Interest on borrowings	1	10	16	17	18
Total interest expense	639	655	688	652	670
Net interest income	5,089	5,025	5,023	4,785	5,103
Provision for loan losses	30	270	100	100	120
Net interest income after
provision for loan losses	5,059	4,755	4,923	4,685	4,983
Net investment gains (losses)	335	2,044	27	46	(58)
Change in fair value of investments	(479)	(1,507)	13	810	684
Non-interest income:
Service charges on deposit accts	713	724	704	683	710
Commissions and fees on sales
of non-banking products	6,875	6,375	6,455	6,937	6,336
Other revenue from operations	575	459	1,115	440	581
Total non-interest income	8,163	7,558	8,274	8,060	7,627
Non-interest expense:
Salaries and employee benefits	8,952	7,364	7,322	7,178	7,014
Equipment and net occupancy	1,256	1,364	1,329	1,400	1,278
Intangible amortization	72	72	72	78	101
Other costs of operations	2,636	2,225	2,577	2,281	2,327
Total non-interest expense	12,916	11,025	11,300	10,937	10,720
Income before income taxes	162	1,825	1,937	2,664	2,516
Income tax (benefit) provision	(132)	365	508	720	894
Net income	$ 294	$ 1,460	$ 1,429	$ 1,944	$ 1,622
Net income per common
share ( EPS - Basic )	$0.04	$0.21	$0.20	$0.28	$0.23
Net income per common
share ( EPS - Diluted)	$0.04	$0.21	$0.20	$0.28	$0.23
Cash dividends paid	$0.12	$0.12	$0.12	$0.12	$0.12

	At	At	At	At	At
Selected Financial Ratios (1)	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
and Other Data	2014	2014	2014	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance Ratios:
Return on average assets	0.15%	0.76%	0.72%	1.02%	0.87%
Return on average equity	1.23%	6.06%	6.09%	8.51%	7.20%
Return on average tangible equity	1.70%	8.34%	8.49%	11.99%	10.12%
Interest rate spread (2)	2.89%	2.95%	2.87%	2.85%	3.07%
Net interest margin (3)	2.95%	3.02%	2.94%	2.92%	3.14%
Efficiency ratio (4)	96.92%	87.05%	84.44%	84.52%	83.42%
Non-interest income to average assets	4.11%	3.92%	4.20%	4.25%	4.08%
Non-interest expense to average assets	6.51%	5.72%	5.73%	5.76%	5.74%
Average interest-earning assets as a ratio
of average interest-bearing liabilities	117.00%	117.62%	115.33%	115.57%	117.24%
Average equity to average total assets	12.05%	12.50%	11.89%	12.04%	12.04%
Equity to total assets (end of period)	12.00%	12.06%	12.18%	11.85%	12.21%
Tangible equity to tangible assets	9.00%	9.01%	9.09%	8.77%	8.95%

Asset Quality Ratios:
Nonperforming assets to
total assets	0.07%	0.11%	0.08%	0.08%	0.08%
Nonperforming loans to
total loans	0.08%	0.17%	0.15%	0.14%	0.16%
Net charge-offs to average loans	0.01%	0.01%	0.01%	0.01%	0.02%
Allowance for loan losses to
loans receivable	0.95%	0.98%	0.95%	0.94%	0.93%
Allowance for loan losses to
nonperforming loans	1144.44%	575.12%	625.81%	644.65%	587.90%

Bank Regulatory Capital Ratios:
Total capital
to risk weighted assets	16.54%	16.90%	16.82%	16.17%	15.97%
Tier 1 capital
to risk weighted assets	15.77%	16.11%	16.06%	15.44%	15.25%
Tier 1 capital
to average assets	9.36%	9.57%	9.10%	9.22%	9.03%

1 - Ratios are annualized where appropriate.
2 - The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
3 - The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
4 - The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding net investment gains (losses) and changes in the fair value of trading securities.